Ohr Pharmaceutical, Inc. S-4

Exhibit 10.17

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of [●] (this “Agreement”), is entered into by and among NeuBase Therapeutics, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”), as such Schedule I may be amended in accordance with Section 7 hereof.

RECITALS

A.       On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a convertible promissory note in the principal amount set forth opposite such Investor’s name on Schedule I.

B.       Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       The Notes.

(a)       Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I. The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed $1,500,000.

(b)       Delivery. The sale and purchase of the Notes shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investors may determine (the “Closing Date”). At the Closing, the Company will deliver to each of the Investors the Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I (the “Purchase Price”). The Company may conduct one or more additional closings within 180 calendar days of the Closing (each, an “Additional Closing”) to be held at such place and time as the Company and the Investors participating in such Additional Closing may determine (each, an “Additional Closing Date”). At each Additional Closing, the Company will deliver to each of the Investors participating in such Additional Closing the Note to be purchased by such Investor, against receipt by the Company of the corresponding Purchase Price. Each of the Notes will be registered in such Investor’s name in the Company’s records.

(c)       Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes.

(d)       Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. Eastern time on the date such payment is due at the address for such purpose specified below each Investor’s name on Schedule I, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

2.       Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule, attached as Schedule II, delivered to the Investor at the applicable Closing (each, a “Disclosure Schedule”), the Company represents and warrants to each Investor that:

(a)       Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b)       Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)       Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)       Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)       Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

(f)       Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(g)       No Violation or Default. The Company is not in violation of or in default with respect to (i) its certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(h)       Litigation. Except as set forth in Item 2(h) of the Disclosure Schedule, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(i)        Equity Securities. The Company’s total authorized and issued capitalization is as set forth in Item 2(i) of the Disclosure Schedule. The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Company’s certificate of incorporation or bylaws in effect on the date hereof. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Except as expressly referenced herein or as set forth in Item 2(i) of the Disclosure Schedule, there are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. Except as set forth in Item 2(i) of the Disclosure Schedule, there are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by the Company’s certificate of incorporation or bylaws as of the date hereof, or relevant state and federal securities laws, and no holder of any Equity Security of the Company or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. Except as expressly referenced herein or as set forth in Item 2(i) of the Disclosure Schedule, no Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.

3.       Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of a Note as follows:

(a)       Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)       Securities Law Compliance. Such Investor has been advised that the Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes or the underlying securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing such Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Such Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Investor’s name on Schedule I.

(c)       Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes.

(d)       Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(e)       No “Bad Actor” Disqualification Events. Neither (i) such Investor, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

4.       Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the applicable Investor:

(a)       Representations and Warranties. Subject to the Disclosure Schedule, including any update thereto delivered to the Investor prior to or at the time the Investor executes this Agreement, the representations and warranties made by the Company in Section 2 shall be true and correct in all material respects on the Closing Date.

(b)       Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)       Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d)       Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(e)       Transaction Documents. The Company shall have duly executed and delivered to the Investors the following documents:

   (i)       This Agreement; and

   (ii)       Each Note issued hereunder.

5.       Conditions to Additional Closings of the Investors. The obligations of any Investor participating in an Additional Closing are subject to the fulfillment, on or prior to the applicable Additional Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the applicable Investor:

(a)       Representations and Warranties. Subject to the Disclosure Schedule, including any update thereto delivered to the Investor participating in the Additional Closing prior to or at the time the Investor executes this Agreement, the representations and warranties made by the Company in Section 2 shall be true and correct in all material respects on the applicable Additional Closing Date.

(b)       Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Additional Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes at such Additional Closing.

(c)       Legal Requirements. At the Additional Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Additional Closing, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(d)       Transaction Documents. The Company shall have duly executed and delivered to the Investors participating in such Additional Closing each Note to be issued at such Additional Closing and shall have delivered to such Investors fully executed copies, if applicable, of all documents delivered to the Investors participating in the initial Closing.

6.       Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing and at each Additional Closing is subject to the fulfillment, on or prior to the Closing Date or the applicable Additional Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)       Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date or the applicable Additional Closing Date.

(b)       Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date or the applicable Additional Closing Date, as applicable, with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)       Legal Requirements. At the Closing and at each Additional Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

(d)       Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in Section 1(b).

7.       Miscellaneous.

(a)       Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and Investors holding more than 50% of the aggregate outstanding principal amount of the Notes; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the affected Investor’s written consent, or (ii) reduce the rate of interest of any Note without the affected Investor’s written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto. Notwithstanding the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with Additional Closings without the consent of any other Investor, by delivery to the Company of a counterparty signature page to this Agreement, together with a supplement to Schedule I and Schedule II. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Investor” for all purposes hereunder and Schedule I and Schedule II shall be updated to reflect the addition of such Investor.

(b)       Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(c)       Jurisdiction and Venue. With respect to any disputes arising out of or related to this Agreement, each of the parties consents to the exclusive jurisdiction of, and venue in, the state courts in Delaware (or in the event of exclusive federal jurisdiction, the courts of Delaware).

(d)       Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e)       Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(f) and 7(g), the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f)       Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(g)      Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding at least 50% of the aggregate outstanding principal amount of the Notes.

(h)      Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i)       Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail (if to an Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:

  (i)       if to an Investor, to the Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

  (ii)       if to any other holder of any Notes or shares issuable upon conversion thereof, to such address or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of such Notes or shares issuable upon conversion thereof for which the Company has contact information in its records; or

  (iii)      if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 2730 Sidney Street, Suite 300, Pittsburgh, PA 15203, or at such other current address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Mark C. Solakian, Wilson Sonsini Goodrich & Rosati, P.C., 28 State Street, 37th Floor, Boston, MA 02109.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor or other security holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Schedule I (or to any other facsimile number for the Investor or other security holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Schedule I (or to any other electronic mail address for the Investor or other security holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor or other security holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or other security holder. This consent may be revoked by an Investor or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

  (j)       Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  (k)       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(signature page follows)

The parties are signing this Note Purchase Agreement as of the date stated in the introductory clause.

NEUBASE THERAPEUTICS, INC.,
a Delaware corporation

By:

Name:

Title:

INVESTOR

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(Signature page for Note Purchase Agreement)

SCHEDULE I

SCHEDULE OF INVESTORS

Initial Closing Investors

Investor	Principal Amount of Note	Purchase Price
[●]	$[●]	$[●]

[Add Subsequent Closing(s), as appropriate]

SCHEDULE II

DISCLOSURE SCHEDULE

Exhibit A

FORM OF NOTE